EXHIBIT 99.1

Contact:

Rush Enterprises Inc., San Antonio

Martin A. Naegelin, Jr., 830-626-5230

Adam Friedman Associates

Adam Friedman, 212-981-2529, ext. 18

RUSH ENTERPRISES, INC. REPORTS SECOND QUARTER RESULTS

Earnings Per Share Increases to $0.26 Compared to $0.15 in 2003

SAN ANTONIO, Texas, July 20, 2004 — Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), whose operations include the largest network of Peterbilt heavy-duty truck dealerships in North America and a John Deere construction equipment dealership in Houston, Texas, today announced results for the second quarter ended June 30, 2004.

In the second quarter, the Company’s gross revenues totaled $267.2 million, a 38.2% increase from gross revenues of $193.3 million reported for the second quarter ended June 30, 2003. Net income was $4.1 million, or $0.26 per diluted share, during the second quarter of 2004 compared to $2.2 million, or $0.15 per diluted share, in the second quarter of 2003.  Income from continuing operations was $4.1 million, or $0.25 per diluted share, during the second quarter of 2004 compared to $2.3 million, or $0.16 per diluted share in the second quarter of 2003.

The Company’s truck segment recorded revenues of $253.3 million in the second quarter of 2004, compared to $179.3 million in the second quarter of 2003. The Company delivered 1,283 new heavy-duty trucks, 433 medium-duty trucks and 647 used trucks during the second quarter of 2004, compared to 755 new heavy-duty trucks, 211 medium-duty trucks and 588 used trucks for the same period in 2003.  Parts, service and body shop sales increased 12.2% from $60.0 million in the second quarter of 2003 to $67.3 million in the second quarter of 2004.

The Company’s construction equipment segment recorded revenues of $11.5 million in the second quarter of 2004, compared to $12.0 million in the second quarter of 2003.  Revenue generated from the sale of new construction equipment units remained flat in the second quarter of 2004 compared to the second quarter of 2003, while revenue generated from the sale of used construction equipment units decreased approximately 41% in the second quarter of 2004 compared to the second quarter of 2003.  Parts, service and body shop sales for the second quarter of 2004 were $3.4 million compared to $3.1 million in the second quarter of 2003.  Pretax income from the construction equipment segment increased from $0.6 million for the second quarter of 2003 to $0.8 million in the second quarter of 2004.

In announcing the results, W. Marvin Rush, Chairman and Chief Executive Officer of Rush Enterprises, said, “Obviously we are very happy with our performance in the second quarter of 2004.  Our prediction of strong demand for both heavy and medium-duty trucks has proven to be accurate as indicated by the numbers we are reporting today.  Manufacturer and component suppliers expect demand for trucks to continue to increase through at least 2006.”

Mr. Rush continued, “The continued upward market trend and Rush’s improving absorption rates should continue to directly correspond to an improving bottom line for the Company.”

Conference Call

Rush Enterprises will host a conference call to review its second quarter results on July 21, 2004 at 10 a.m. EST/9 a.m. CST. The call can be heard live by dialing 800.901.5247 (US) or 617.786.4501 (International) and entering the passcode 38844206, or via the web on the ‘Events’ section of the Company’s website at www.RushEnterprises.com, or at www.fulldisclosure.com, or www.streetevents.com.  For those who cannot listen to the live broadcast, the Webcast and audio replay will be available until August 12, 2004 by dialing 888.286.8010 (US) or 617.801.6888 (International) and entering the passcode 26410412.

About Rush Enterprises

Rush Enterprises operates the largest network of Peterbilt heavy-duty truck dealerships in North America and a John Deere construction equipment dealership in Houston, Texas.  Its current operations include a network of dealerships located in Texas, California, Oklahoma, Colorado, Arizona, New Mexico, Alabama and Florida.  These dealerships provide an integrated, one-stop source for the retail sale of new and used heavy-duty and medium-duty trucks and construction equipment; aftermarket parts, service and body shop facilities; and a wide array of financial services, including the financing of truck and equipment sales, insurance products and leasing and rentals.

Certain statements contained herein, including those concerning general industry conditions, and the continued strong demand for heavy and medium-duty trucks, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the decrease in demand for heavy and medium-duty trucks, competitive factors, general economic conditions, cyclicality, economic conditions in the new and used truck and construction equipment markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in filings made by the company with the Securities and Exchange Commission.

-Tables to Follow-

RUSH ENTERPRISES, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2004 AND DECEMBER 31, 2003

(In Thousands, Except Shares and Per Share Amounts)

	June 30, 2004	December 31, 2003
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,977	$34,389
Accounts receivable, net	38,399	24,492
Inventories	135,878	137,423
Assets held for sale	9,060	8,824
Prepaid expenses and other	1,591	1,122
Deferred income taxes	2,811	2,863

Total current assets	221,716	209,113

PROPERTY AND EQUIPMENT, net	120,862	114,477

OTHER ASSETS, net	44,440	43,288

Total assets	$387,018	$366,878

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Floor plan notes payable	$117,865	$108,235
Current maturities of long-term debt	22,655	23,767
Advances outstanding under lines of credit	17,560	17,732
Trade accounts payable	16,332	16,170
Accrued expenses	28,260	29,096
Total current liabilities	202,672	195,000

LONG-TERM DEBT, net of current maturities	64,930	66,261

DEFERRED INCOME TAXES, net	17,474	16,911

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, par value $.01 per share; 1,000 shares authorized; 0 shares outstanding in 2003 and 2004	—	—
Common stock, par value $.01 per share; 50,000,000 shares authorized; 14,042,304 shares outstanding in 2003 and 14,984,824 shares outstanding in 2004	149	140
Additional paid-in capital	46,281	39,337
Retained earnings	55,512	49,229

Total shareholders’ equity	101,942	88,706

Total liabilities and shareholders’ equity	$387,018	$366,878

RUSH ENTERPRISES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
REVENUES:
New and used truck sales	$177,456	$111,628	$323,724	$202,846
Parts and service	72,328	64,371	139,333	119,082
Construction equipment sales	7,835	8,519	15,378	14,176
Lease and rental	6,805	6,319	13,476	12,443
Finance and insurance	2,058	1,563	3,781	2,931
Other	697	859	1,371	1,397

Total revenues	267,179	193,259	497,063	352,875

COST OF PRODUCTS SOLD	221,592	154,840	410,065	280,282

GROSS PROFIT	45,587	38,419	86,998	72,593

SELLING, GENERAL AND ADMINISTRATIVE	34,993	30,854	69,587	59,943

DEPRECIATION AND AMORTIZATION	2,280	2,252	4,476	4,442

OPERATING INCOME	8,314	5,313	12,935	8,208

INTEREST EXPENSE, NET	1,536	1,613	3,083	3,161

GAIN ON SALE OF ASSETS	29	191	459	299

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	6,807	3,891	10,311	5,346

PROVISION FOR INCOME TAXES	2,723	1,557	4,125	2,139

INCOME FROM CONTINUING OPERATIONS	4,084	2,334	6,186	3,207

GAIN (LOSS) FROM DISCONTINUED OPERATIONS, NET	44	(100)	97	(647)

NET INCOME	$4,128	$2,234	$6,283	$2,560

EARNINGS PER COMMON SHARE – BASIC
Income from continuing operations	$.27	$.17	$.41	$.23
Net income	$.28	$.16	$.42	$.18

EARNINGS PER COMMON SHARE – DILUTED
Income from continuing operations	$.25	$.16	$.39	$.22
Net income	$.26	$.15	$.40	$.18

Weighted average shares outstanding:

Basic	14,985	14,004	14,985	14,004

Diluted	16,177	14,583	15,802	14,468